Exhibit 99.1

FOR IMMEDIATE RELEASE
For more information, contact:
Beth Alexander (615) 732-6424
balexander@capstarbank.com

CapStar Financial Holdings, Inc. Names Timothy K. Schools as President and CEO to Succeed Claire W. Tucker

Succession plan positions CapStar for Seamless Leadership Transition

Nashville, TN (May 14, 2019)—The Board of Directors (the “Board”) of CapStar Financial Holdings, Inc. (the “Company”) announced that, effective May 13, 2019, Claire W. Tucker will step aside as President of the Company and as President and Chief Executive Officer of CapStar Bank (the “Bank”) and will be succeeded by Timothy K. Schools. Schools will be President and Chief Executive Officer of the Bank and President of the Company, and Tucker will continue as Chief Executive Officer of the Company. On July 31, 2019, Schools will succeed Tucker as Chief Executive Officer of the Company. Tucker will then serve as Founding President and Chief Executive Officer Emerita until May 31, 2021.

“Today’s announcement provides for leadership continuity to deliver on CapStar’s future strategic plans,” said Dennis Bottorff, Chairman of the Board.

“The Board actively engaged in a comprehensive succession plan that included a nationwide search,” said Julie Frist, Vice Chair of the Board and Chair of the Nominating, Governance and Community Affairs Committee of the Board. “Tim has demonstrated capabilities spanning 27 years of diverse leadership experience at several of the nation’s well-known banking institutions. Tim’s experience suited him to develop strategy and lead CapStar to generate top-tier financial performance and long-term shareholder returns while distinguishing itself as a great place to work and providing superior customer satisfaction.”

“Claire’s tenure at CapStar has been tremendous,” continued Bottorff. “Under her leadership since its founding, the Bank has experienced phenomenal growth both through organic expansion and acquisitions, including mortgage, wealth management and the addition of two banks. Because of her vision, CapStar is well positioned for strong performance over the next decade and beyond.”

Schools has held positions of increasing responsibility with leading Southeastern banks, including National Commerce Financial Corporation in Memphis, Tennessee and SouthTrust Corporation in Birmingham, Alabama. Previously, he served as President of American Savings Bank, Hawaii’s third largest financial institution, where he led it to become one of the nation’s highest performing and employee-engaged banks. Most recently, Schools was President and Chief Executive Officer of Highlands Bancshares, Inc. in Abingdon, Virginia. Schools is a graduate of James Madison University and holds an MBA from Emory University.

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PAGE TWO: CapStar Names Claire W. Tucker’s Successor

“I am grateful to have had the unique opportunity to start a bank and am grateful to the founders who provided financial support and encouragement along the way and especially to the associates who have shared the CapStar mission, focusing on our customers, shareholders and communities,” Tucker said. “I look forward to Tim’s leadership and will continue to support CapStar’s expansion through both judicious acquisitions and sound, profitable growth.”

“I am excited to join such an outstanding organization, filled with talented people at every level,” said Schools. “Under Claire’s leadership, CapStar has built a unique business delivering a highly-personalized banking experience which has achieved strong profitability and significant organic growth. I look forward to working closely with Claire during the transition and with our team to execute on the Company’s vision to expand our presence in Nashville as well as become a leading regional bank. We are well positioned to create long-term sustainable value for our employees, customers, and shareholders.”

CapStar Bank, with assets of $2.04 billion, provides custom financial solutions to businesses and consumers through 13 locations in seven Tennessee counties. The Bank has been recognized by Greenwich Associates, an international marketing firm, as a national CX Leader for small business banking. The Bank specializes in business lending for C&I, Commercial Real Estate, Healthcare and Small Business, as well as correspondent banking services and a robust treasury management platform. Personal banking specialties include tailored loan and deposit products, wealth management and mortgage products. For more information about CapStar, please visit www.CapStarBank.com.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to, the risks detailed from time to time in the Company’s periodic and current reports filed with the Securities and Exchange Commission, including those factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 under the headings “Item 1A. Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We caution you that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.

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